EXHIBIT 7.1
AGREEMENT OF JOINT FILING
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Date: July 6, 2010

/s/ Norman C. Harbert
Norman C. Harbert, Individually

Harbert Family Limited Partnership
/s/ Norman C. Harbert
Norman C. Harbert, managing general partner

Harbert Foundation
/s/ Norman C. Harbert
Norman C. Harbert, chairman

/s/ Ronald E. Weinberg
Ronald E. Weinberg, Individually

Weinberg Family Limited Partnership
/s/ Ronald E. Weinberg
Ronald E. Weinberg, managing general partner

/s/ Byron S. Krantz
Byron S. Krantz, Individually

Krantz Family Limited Partnership
/s/ Byron S. Krantz
Byron S. Krantz, managing general partner